Exhibit 99.2

Media Inquiries:	Investor Inquiries:
Lynn Newman	Matthew Booher
908-953-8692 (office)	908-953-7500 (office)
908-672-1321 (mobile)	mbooher@avaya.com
lynnnewman@avaya.com

AVAYA ANNOUNCES STOCK REPURCHASE PLAN

FOR IMMEDIATE RELEASE: THURSDAY, FEBRUARY 15, 2007

BASKING RIDGE, N. J. – Avaya Inc., (NYSE:AV) a leading global provider of business communications applications, systems and services, today said its board of directors authorized a new share repurchase plan.  Under the new plan, Avaya is authorized to repurchase up to $500 million of its outstanding shares of common stock over the next two years.

“This plan underscores Avaya’s financial strength,” said Caroline Dorsa, chief financial officer, Avaya.  “Our share repurchases represent an excellent opportunity to enhance shareholder value over the long-term.”

The repurchases will be made at management’s discretion in the open market or in privately negotiated transactions in compliance with applicable securities laws and other legal requirements and are subject to market conditions, share price and other factors.

The plan does not obligate Avaya to acquire any particular amount of common stock and the plan may be suspended or discontinued at any time.

The share repurchase plan will be funded using Avaya’s cash on hand.

About Avaya

Avaya Inc. designs, builds and manages communications networks for more than one million businesses worldwide, including more than 90 percent of the FORTUNE 500®. Focused on businesses large to small, Avaya is a world leader in secure and reliable Internet Protocol telephony systems and communications software applications and services.

Driving the convergence of voice and data communications with business applications – and distinguished by comprehensive worldwide services – Avaya helps customers leverage existing and new networks to achieve superior business results.  For more information visit the Avaya website: http://www.avaya.com.

Forward-Looking Statements

Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ. Avaya undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in Avaya’s Securities and Exchange Commission reports, including Avaya’s annual report on Form 10-K for the year ended September 30, 2006 and its quarterly report on Form 10-Q for the quarter ended December 31, 2006.